Ex. 99.1

FOR IMMEDIATE RELEASE

Bruce Besanko to Retire from Kohl’s at the End of the Fiscal Year;

Jill Timm Appointed Kohl’s Chief Financial Officer

MENOMONEE FALLS, Wis., October 10, 2019 – Kohl’s (NYSE: KSS) today announced that Bruce Besanko has decided to retire from Kohl’s at the end of the fiscal year and will step down from his position as Chief Financial Officer, effective November 1. At that time, Jill Timm, Kohl’s Executive Vice President of Finance, will be promoted to Chief Financial Officer (CFO). Besanko will remain in a Senior Advisor role until he departs the company to assist with the CFO transition and provide support for current company initiatives.

“I want to thank Bruce for his significant contributions to the company,” said Michelle Gass, Kohl’s CEO. “During his time at Kohl’s, he has added great value across many parts of the business and has further strengthened our overall finance organization. We appreciate that Bruce will continue to support the business through the end of the year.”

“I’m thankful for my time at Kohl’s and I am confident in the bright future the company is building,” said Besanko. “I look forward to continuing to work with the team as we go through our most meaningful season of the year.”

In the Chief Financial Officer role, Timm will oversee Kohl’s financial planning and analysis, investor relations, financial reporting, accounting operations, tax and treasury. She will report directly to the CEO.

“Jill is a seasoned financial executive at Kohl’s, having served in various financial leadership positions within the company for more than 20 years,” said Gass. “She’s been an invaluable partner to me, Bruce, and the entire leadership team supporting many of our top strategic initiatives. Jill also has been the key architect of our Operational Excellence strategy, which continues to be a critical priority for the company. I have great confidence in her ability to manage the financial operations of the enterprise and accelerate our future growth.”

“I am honored to take on the CFO role for Kohl’s,” said Timm. “It is a very exciting time for the company as we continue to evolve our strategic initiatives, create new opportunities for growth and drive value for our shareholders.”

Timm joined Kohl’s in 1999, holding progressive leadership positions across several areas of finance, most recently as Executive Vice President of Finance. She has more than 25 years of finance experience in financial planning, analysis, accounting, capital planning, investor relations, treasury and tax.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including 2019 earnings guidance. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl’s
Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl's mobile app. Since its founding, Kohl's has given more than $700 million to support communities nationwide, with a focus on family health and wellness. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contact:

Jen Johnson, Jen.Johnson@Kohls.com, 262-703-5241

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